MORATORIUM TO HAVE NO IMPACT ON BERRY’S 2019 PERFORMANCE

DALLAS, November 19, 2019 -- (GLOBE NEWSWIRE) - Today the Department of Conservation’s Division of Oil, Gas and Geothermal Resources announced a series of initiatives directed at California’s oil and gas industry, which are a result of legislation (AB 1057 - Limón) signed by Governor Gavin Newsom in October. One of the primary initiatives is a “moratorium (which) prohibits new extraction wells that use a high-pressure cyclic steaming process to break apart a geological formation to extract oil.” Following the release, Berry Petroleum Corporation (NASDAQ:BRY) (“Berry” or the “Company”) announced that this moratorium will not impact the company’s 2019 financial performance and only potentially impacts its future thermal diatomite wells. Additionally, the company has an extensive bullpen of drilling opportunities and a diverse asset portfolio providing Berry with the opportunity to continue to generate top-tier shareholder returns.
“Berry’s operations are designed to be nimble with the ability to respond in such a way as to accommodate and address this dynamic regulatory environment. We will continue to create and deliver top-tier value for our shareholders,” stated Trem Smith, Berry’s Chair, Chief Executive Officer and President. “We also remain committed to partnering with the state to bring affordable energy to all Californians in an environmentally sensitive and responsible manner-something we have already been doing proactively. However, in our opinion, this moratorium is not the most effective way to manage the industry and doesn’t take into consideration the unintended consequences of such actions. These initiatives have the potential to have a lasting negative impact on Kern county in particular. The moratorium benefits only countries that export oil to California such as OPEC countries, which have poor social justice and environmental records, pay no California taxes and don’t employ our citizens.”
Cary Baetz, Berry’s Chief Financial Officer reiterated, “While we know it will have negative impacts to the industry overall, this moratorium will have no impact on our 2019 financial performance and only potentially impacts Berry’s future thermal diatomite wells. With our abundant inventory coupled with the flexibility designed into our 2020 plans, with what we know now, we are confident the moratorium will not have a major impact on our ability to continue to create value for our shareholders.”
Since the current management team has been at the helm, the company has lived within levered free cash flow through all market conditions, has consistently paid a dividend since going public, and maintains low leverage at less than 1.4 times its debt to EBITDA.

About Berry Petroleum
Berry Petroleum is a publicly-traded (NASDAQ:BRY), California-based independent upstream energy company engaged primarily in the development and production of onshore conventional oil reserves located in the western United States.
Contact:
Berry Petroleum Corporation
Todd Crabtree - Manager, Investor Relations
(661) 616-3811
ir@bry.com
Forward Looking Statements
The information in this press release includes forward-looking statements that involve risks and uncertainties that could materially affect our expected results of operations, liquidity, cash flows and business prospects. Such statements specifically include our expectations as to our future:

•	financial position,

•	liquidity,

•	cash flows,

•	results of operations and business strategy,

•	potential acquisition opportunities,

•	other plans and objectives for operations,

•	maintenance capital requirements,

•	expected production and costs,

•	reserves,

•	hedging activities,

•	return of capital,

•	capital investments and other guidance.

Actual results may differ from expectations, sometimes materially, and reported results should not be considered an indication of future performance. Factors (but not all the factors) that could cause results to differ include:

•	volatility of oil, natural gas and natural gas liquids (NGL) prices;

•	our ability to obtain permits and otherwise to meet our proposed drilling schedule and to successfully drill wells that produce oil and natural gas in commercially viable quantities;

•	price and availability of natural gas and electricity;

•	changes in laws or regulations;

•	our ability to use derivative instruments to manage commodity price risk;

•	the impact of environmental, health and safety, and other governmental regulations, and of current or pending or future legislation;

•	uncertainties associated with estimating proved reserves and related future cash flows;

•	our ability to replace our reserves through exploration and development activities;

•	timely and available drilling and completion equipment and crew availability and access to necessary resources for drilling, completing and operating well;

•	our ability to make acquisitions and successfully integrate any acquired businesses;

•	catastrophic events; and

•	other material risks that appear in the Risk Factors section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You can typically identify forward-looking statements by words such as aim, anticipate, achievable, believe, continue, could, estimate, expect, forecast, goal, guidance, intend, likely, may, might, objective, outlook, plan, potential, predict, project, seek, should, target, will or would and other similar words that reflect the prospective nature of events or outcomes. We undertake no responsibility to publicly release the result of any revision of our forward-looking statements after the date they are made.